UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          March 31, 2017

RALPH LAUREN CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

001-13057	13-2622036
(Commission File Number)	(IRS Employer Identification No.)

650 MADISON AVENUE, NEW YORK, NEW YORK	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 318-7000
(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 31, 2017, Ralph Lauren Corporation (the “Company”) entered into an amended and restated employment agreement with Ralph Lauren (the “New Employment Agreement”), effective as of April 2, 2017. The New Employment Agreement has a term that ends on April 2, 2022 (the end of the Company’s fiscal year that ends in calendar year 2022) and replaces Mr. Lauren’s current employment agreement, dated as of June 26, 2012, as amended (the “Current Employment Agreement”).

Under the New Employment Agreement, Mr. Lauren will continue to serve as Chief Creative Officer of the Company and Executive Chairman of the Board of Directors of the Company.  His annual base salary will continue to be $1.75 million, and he will continue to have a target bonus opportunity in the amount of $6 million for each fiscal year. The maximum bonus, subject to compliance with the Company’s Executive Officer Annual Incentive Plan, as amended, shall continue to be $12 million, which constitutes 200% of Mr. Lauren’s target bonus opportunity.
Mr. Lauren’s annual stock award grant will continue to have a target value of $11 million for each fiscal year. Such annual stock award shall generally consist of performance share units (“PSUs”) under the Company’s 2010 Long-Term Stock Incentive Plan, as amended, with the same performance-based vesting criteria as the PSUs previously granted under the Current Employment Agreement; provided, that to the extent that more than 50% of the long-term equity award opportunity granted to other named executive officers of the Company is in a form of award that differs from the PSUs, Mr. Lauren may request that he receive the same excess percentage of his long-term equity award in such alternative form of award, the provisions of which are subject to the certain standards set forth in the New Employment Agreement.  If the Compensation & Organizational Development Committee changes all or some of the PSU portion of the annual equity award for other named executive officers of the Company to a new form of award with different terms and conditions, then an equal portion of Mr. Lauren’s PSU award shall be replaced with such new form of award, which award will be subject to certain terms and conditions of the New Employment Agreement.
The New Employment Agreement continues to require Mr. Lauren to fly on his own or other private aircraft for security purposes and further provides that the limit on reimbursement by the Company for any private aircraft travel expenses Mr. Lauren incurs, whether business-related or personal, will continue to be a maximum aggregate amount of $200,000 per fiscal year and may not include any tax gross-up.

Upon at least 30 days written notice to the Company, Mr. Lauren may step down as Chief Creative Officer and continue as Executive Chairman (and shall have such duties, authority and responsibility as are normally associated with, and appropriate for, the position of non-full time public company executive chairman).  Upon such transition (the “Transition”), the Board of Directors, in its absolute and sole discretion, may reduce Mr. Lauren’s base salary and determine his eligibility for an annual bonus and any equity awards.

If Mr. Lauren’s employment terminates as a result of his death or disability, he or his estate would be entitled to receive a lump sum cash payment equal to the sum of: (i)  any accrued and unpaid compensation as of the date of termination of his employment; and (ii) a pro rata portion, based on the number of days he worked in the fiscal year prior to the termination of his employment, of the annual bonus he would otherwise have received for the fiscal year in which his death or termination due to disability occurred, provided that such pro rata bonus will be paid at the same time as bonuses are paid to the Company’s other executives (the “Pro Rata Bonus”). In addition, any unvested stock options held by Mr. Lauren will vest immediately and all options will remain exercisable for a period of three years from the date of termination of his employment. Any unvested restricted performance share units (“RPSUs”) and PSUs will vest at target in their entirety on the date of his termination of employment (unless the termination is based on death and occurs in the last year of the performance period, in which case any unvested RPSUs and PSUs will vest and be paid out based on actual performance during the performance period).

If Mr. Lauren resigns for good reason, or if the Company terminates Mr. Lauren’s employment without cause (each as defined in the New Employment Agreement), Mr. Lauren would be entitled to receive a lump sum cash payment equal to the sum of: (i)  any accrued and unpaid compensation as of the date of termination of his employment; (ii) two years of his base salary; and (iii) prior to a Transition, two times the average annual bonus paid to Mr. Lauren for the two fiscal years immediately preceding the fiscal year in which the termination of his employment occurred. In addition, Mr. Lauren would be entitled to receive the Pro Rata Bonus and continued welfare and medical benefits, and any unvested stock options will continue to vest on their scheduled vesting dates, and all options will remain exercisable for a period of one year from the date of termination of his employment. Any unvested RPSUs and PSUs will vest based on actual performance over the applicable performance period as if Mr. Lauren had remained employed to the end of the performance period.

If the Company terminates Mr. Lauren for cause or Mr. Lauren resigns without good reason, Mr. Lauren will be entitled to a lump sum cash payment equal to any accrued and unpaid compensation as of the date of termination of his employment, and any options and unvested RPSUs and PSUs will be forfeited (provided that if Mr. Lauren resigns without good reason, any then-vested options will remain exercisable for a period of one year from the date of termination of his employment).

If Mr. Lauren’s employment terminates at the end of the term by reason of the Company’s failure to offer to extend the term or offer to enter into a new employment agreement on substantially the same terms as in the New Employment Agreement, then he will be entitled to receive a lump sum cash payment equal to any accrued and unpaid compensation as of the date of termination and his bonus for the fiscal year ending on the last day of the term paid at the same time as bonuses are paid to the Company’s other executives. In addition, Mr. Lauren’s unvested and unexercised stock options and unvested RPSUs and PSUs shall vest and/or become or remain exercisable in the same manner as if he resigned for good reason or if the Company terminated his employment without cause.

The above described amounts and stock awards provided to Mr. Lauren are subject to his compliance with certain restrictive covenants.

The foregoing description of the New Employment Agreement is qualified in its entirety by the New Employment Agreement which is attached hereto as Exhibit 10.1, and incorporated by reference herein.
ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

EXHIBIT NO.	DESCRIPTION

10.1	Amended and Restated Employment Agreement, effective as of April 2, 2017, between the Company and Ralph Lauren.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
RALPH LAUREN CORPORATION

Date: March 31, 2017	By:	/s/ Avery S. Fischer
		Name:	Avery S. Fischer
		Title:	Corporate Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

10.1	Amended and Restated Employment Agreement, effective as of April 2, 2017, between the Company and Ralph Lauren.